UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2008

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 28, 2008, Chiquita Brands International, Inc. (the “Company”) issued a press release announcing preliminary unaudited selected results for the fourth quarter and full-year 2007 and proposed refinancing (the “Preliminary Results Press Release”). A copy of the Preliminary Results Press Release is attached to this Form 8-K as Exhibit 99.1 and it is incorporated by reference into this Item 2.02.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and under this Item 2.02 are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7.01 Regulation FD Disclosure

On January 28, 2008, the Company issued a press release announcing a solicitation of consents to amend the terms of the Company’s indenture, dated as of September 28, 2004, between the Company and LaSalle National Association, as trustee, under which $250,000,000 aggregate principal amount of the Company’s 7½% Senior Notes due November 1, 2014 were issued, in connection with a proposed refinancing (the “Consent Press Release”). A copy of the Consent Press Release is attached to this Form 8-K as Exhibit 99.2 and it is incorporated by reference into this Item 7.01.

The Preliminary Results Press Release referred to in Item 2.02 above is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibits and the information set forth therein and under this Item 7.01 are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits

The following material is furnished as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

99.1	Preliminary Results Press Release, dated January 28, 2008.
99.2	Consent Press Release, dated January 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2008	CHIQUITA BRANDS INTERNATIONAL, INC.
	By:	/s/ James E. Thompson
James E. Thompson Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Preliminary Results Press Release, dated January 28, 2008.
99.2	Consent Press Release, dated January 28, 2008.